EXHIBIT 99.1

Tekmira's Lipid Nanoparticle (LNP) Technology Targeting Marburg Virus Highlighted in Scientific Publication

Data From Animal Model Demonstrates Complete Protection Three Days After Infection

VANCOUVER, Aug. 20, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today announced the publication of data in a peer-reviewed scientific journal which highlights positive results in an animal model of Marburg virus infection enabled by Tekmira's lipid nanoparticle (LNP) technology.

Tekmira, along with its collaborators at the University of Texas Medical Branch at Galveston, USA, published data demonstrating complete protection of nonhuman primates against lethal Marburg virus-Angola hemorrhagic fever (MARV-Angola) when treatment began even up to three days following infection. The study appears in the August 20, 2014 edition of the journal Science Translational Medicine.

"These positive findings build upon our extensive work in anti-viral RNAi therapeutics and provide further validation of our strong LNP product platform, which includes RNAi therapeutics addressing chronic Hepatitis B infection and lethal hemorrhagic fever viruses," said Dr. Mark Murray, Tekmira's President and CEO.

The study was designed to determine whether it is possible to protect animals against a lethal MARV-Angola infection when treatment was started at a point when animals have detectable levels of the virus in their system and already show the first clinical signs of disease.

Funding from the National Institutes of Health (NIH) and U.S. Department of Health and Human Services supported this research.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a broad number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi therapeutics, such as "siRNAs," require delivery technology to be effective systemically. Tekmira believes its LNP technology represents the most widely adopted delivery technology for the systemic delivery of RNAi therapeutics. Tekmira's LNP platform is being utilized in multiple clinical trials by both Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates siRNAs with high efficiency in uniform lipid nanoparticles that are effective in delivering RNAi therapeutics to disease sites in numerous preclinical models. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple FDA divisions for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical partners. Tekmira has been working in the field of nucleic acid delivery for over a decade and has broad intellectual property covering LNPs. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, B.C. Canada.

About University of Texas Medical Branch

Texas' first academic health center opened its doors in 1891 and today comprises four health sciences schools, three institutes for advanced study, a research enterprise that includes one of only two national laboratories dedicated to the safe study of infectious threats to human health, and a health system offering a full range of primary and specialized medical services throughout Galveston County and the Texas Gulf Coast region. UTMB Health is a component of the University of Texas System and a member of the Texas Medical Center.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements regarding positive results in an animal model of Marburg virus infection enabled by Tekmira's LNP technology; and statements regarding RNAi therapeutics addressing chronic Hepatitis B infection and lethal hemorrhagic fever viruses.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Tekmira's products may not prove to be effective in therapeutic treatments for diseases as currently anticipated, or at all; and Tekmira's LNP may not be as efficient of a delivery system as currently believed.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's annual report on Form 10-K for the year ended December 31, 2013 (Annual Report), as well as Tekmira's continuous disclosure filings, which are available at www.sedar.com or at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements, except as required by law.

CONTACT: Investors
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         Email: jrezler@tekmira.com

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